UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017

Inovio Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14888	33-0969592
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

660 W. Germantown Pike, Suite 110

Plymouth Meeting, PA 19462

(Address of principal executive offices, including zip code)

(267) 440-4200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On December 28, 2017, Inovio Pharmaceuticals, Inc. (the “Registrant”) received a $7.0 million milestone payment from its collaborator MedImmune, Limited under the parties’ License and Collaboration Agreement, dated as of August 7, 2015. Under this collaboration agreement, MedImmune has licensed the rights to MEDI0457 (formerly called INO-3112 (VGX-3100 plus IL-12)), as a potential cancer treatment. MedImmune, the global research and development arm of AstraZeneca, is evaluating MEDI0457, in combination with MedImmune’s PD-L1 checkpoint inhibitor, durvalumab, in a Phase 1/2 clinical trial in patients with recurrent or metastatic head and neck squamous cancer associated with human papillomavirus. The $7.0 million milestone payment from MedImmune to the Registrant was triggered by the initiation of the Phase 2 portion of this ongoing clinical trial.

On January 8, 2018, the Registrant issued a press release announcing the advancement of MEDI0457 into Phase 2 and the receipt of the milestone payment. A copy of this press release is filed as Exhibit 99.1 to this 8-K Report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

99.1	Press Release, dated January 8, 2018, “Inovio Receives Milestone Payment from MedImmune As MEDI0457 and Checkpoint Inhibitor Combination Trial in Head and Neck Squamous Cell Cancer Advances to Phase 2.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOVIO PHARMACEUTICALS, INC.

Date: January 8, 2018	By:	/s/ Peter Kies
Peter Kies
Chief Financial Officer